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                       POWER CONTROL TECHNOLOGIES INC.
                             LIST OF SUBSIDIARIES
                            AS OF FEBRUARY 28, 1997


            COMPANY NAME                                STATE OF INCORPORATION
----------------------------------------                ----------------------
PCT International Holdings Inc.                         Delaware (DE)
Flavors Holdings Inc.                                   DE
Pneumo Abex Corporation                                 DE
EVD Holdings Inc.                                       DE
EVD Holdings S.A.                                       France
Extraits Vegetaux Et Derives, S.A.                      France
Rishmac Produce & Export Co. (45% owned)                Iran
Mafco Establishment                                     Liechtenstein
Jensen-Kelly Corporation                                DE
American Brake Shoe Company                             DE
NWL Control Systems, Inc.                               Michigan
Stanray Corporation                                     DE
NWL Service Corp.                                       DE










                                  Exhibit 21